AMENDMENT NO. 1 TO

ADMINISTRATIVE SERVICES AGREEMENT

THIS AMENDMENT NO. 1 TO ADMINISTRATIVE SERVICES AGREEMENT, dated as of February 28, 2011 (this “Amendment”), by and among Columbia Management Investment Advisers, LLC (the “Investment Manager”), a Minnesota limited liability company, Columbia Funds Series Trust, a Delaware statutory trust (“CFST”), Columbia Funds Master Investment Trust, LLC, a Delaware limited liability company (“CFMIT”), Columbia Funds Variable Insurance Trust I, a Delaware statutory trust (“CFVIT I” and collectively with CFST and CFMIT I the “Registrants” and each a “Registrant”) on behalf of their respective underlying series listed in Schedule A to the Administrative Services Agreement, dated as of May 1, 2010, as amended from time to time (the “Agreement”). Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Agreement.

WHEREAS, the parties have agreed to modify the fee rates payable under the Agreement for certain Funds, which modifications have previously been approved by the Registrant’s Board of Trustees, and these fee rate changes will become effective on different dates; and

WHEREAS, the parties wish to modify Schedule B to reflect the new fee rates and the dates on which such fee rates will become effective;

NOW, THEREFORE, in consideration of the promises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1. AMENDMENT

1.1	All references to Columbia Funds Series Trust II or CFII and each of its series are deleted from the Agreement.

1.2	Effective as of the date hereof, Schedule B to the Agreement shall be replaced with Schedule B hereto.

SECTION 2. MISCELLANEOUS.

2.1.	Execution in Counterparts. This Amendment may be executed by the parties hereto in multiple counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

2.2.	Governing Law. This Amendment shall be governed by the internal laws, and not by the laws regarding conflicts of laws, of the Commonwealth of Massachusetts. Each party hereby submits to the exclusive jurisdiction of the courts of such state, and waives any objection to venue with respect to actions brought in such courts.

2.3.	Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

2.4.	Notice. This Amendment is executed by an officer of the Registrants, as an officer and not individually, and the obligations of this Amendment with respect to the Funds shall be binding upon the assets and properties of the Funds only and shall not be binding upon any of the trustees, officers, employees, agents or shareholders of the Funds individually.

(Signature Page Follows)

IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.

COLUMBIA FUNDS SERIES TRUST COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC COLUMBIA FUNDS VARIABLE INSURANCE TRUST I

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Chief Financial Officer

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Senior Vice President

Schedule B

Fee Schedule

Effective as of May 1, 2010, except as otherwise noted

CFST

For services rendered pursuant to this Agreement, the Registrant will pay CMIA an administration fee, computed daily and payable monthly, based on the annual rate of each Fund’s daily net assets equal to (i) the amount listed under the caption “Administration Fee” in the table below for the Fund less, for all Funds except Columbia Masters International Equity Portfolio, (ii) (a) the amount paid by the Fund to State Street Bank and Trust Company (“State Street”) pursuant to the Accounting Services Agreement and the Financial Reporting Services Agreement during the period, but excluding amounts paid to State Street as reimbursement for out-of-pocket expenses and charges, including fees payable to third parties, such as for pricing the Fund’s portfolio securities, incurred in the performance of services by State Street under such Agreements and (b) for any Fund structured as a “fund-of-funds”, the amount of the custody fee paid by such Fund to the Fund’s custodian pursuant to the custodian agreement.

Fund	Administration Fee
Corporate Bond Portfolio	As mutually agreed upon by the Registrant and CMIA from time to time. Pursuant to a separate agreement for this Fund, CMIA has agreed to absorb all fees and expenses incurred under this Agreement.
Mortgage-and Asset Backed Portfolio	As mutually agreed upon by the Registrant and CMIA from time to time. Pursuant to a separate agreement for this Fund, CMIA has agreed to absorb all fees and expenses incurred under this Agreement.
Columbia Asset Allocation Fund IIx	0.02%
Columbia California Intermediate Municipal Bond Fund*	0.15%
Columbia Convertible Securities Fund*	0.17%
Columbia Georgia Intermediate Municipal Bond Fund*	0.15%
Columbia Global Value Fund	0.17%
Columbia High Income Fund	0.23%
Columbia International Value Fund	0.17%
Columbia Large Cap Core Fund*	0.17%
Columbia Large Cap Enhanced Core Fund*	0.17%
Columbia Large Cap Index Fund	0.10%[1]
Columbia Large Cap Value Fund*	0.17%

[1]	CMIA, as administrator, has agreed to pay all operating expenses of the Fund with the exception of brokerage fees and commissions, taxes, interest, fees and expenses of Trustees who are not officers, directors or employees of CMIA or its affiliates, distribution (12b-1) and/or shareholder servicing fees, and any extraordinary non-recurring expenses that may arise, including, but not limited to, litigation expenses.

Fund	Administration Fee
Columbia LifeGoal Balanced Growth Portfolio*	As mutually agreed upon by the Registrant and CMIA from time to time. Pursuant to a separate agreement for this Fund, CMIA has agreed to absorb all fees and expenses incurred under this Agreement.
Columbia LifeGoal Growth Portfolio*	As mutually agreed upon by the Registrant and CMIA from time to time. Pursuant to a separate agreement for this Fund, CMIA has agreed to absorb all fees and expenses incurred under this Agreement.
Columbia LifeGoal Income and Growth Portfolio*	As mutually agreed upon by the Registrant and CMIA from time to time. Pursuant to a separate agreement for this Fund, CMIA has agreed to absorb all fees and expenses incurred under this Agreement.
Columbia LifeGoal Income Portfolio*	0.23%[2]
Columbia Marsico 21st Century Fund	0.22%
Columbia Marsico Focused Equities Fund	0.22%
Columbia Marsico Global Fund	0.22%
Columbia Marsico Growth Fund	0.22%
Columbia Marsico International Opportunities Fund	0.22%
Columbia Maryland Intermediate Municipal Bond Fund*	0.15%
Columbia Mid Cap Index Fund	0.10%
Columbia Mid Cap Value Fund*	0.17%
Columbia Multi-Advisor International Equity Fund*	0.17%
Columbia North Carolina Intermediate Municipal Bond Fund*	0.15%
Columbia Overseas Value Fund*	0.05%
Columbia Short Term Bond Fund*	0.14%
Columbia Short Term Municipal Bond Fund*	0.15%
Columbia Small Cap Growth Fund II	0.117%
Columbia Small Cap Index Fund	0.10%[3]
Columbia Small Cap Value Fund II*	0.17%
Columbia South Carolina Intermediate Municipal Bond Fund*	0.15%
Columbia Total Return Bond Fund	0.15%
Columbia Virginia Intermediate Municipal Bond Fund*	0.15%
Columbia Masters International Equity Portfolio	0.02[4]%

[2]	Applicable to all assets except those invested in other Columbia Funds. The fee rate for assets invested in other Columbia Funds is 0.13%.
[3]	CMIA, as administrator, has agreed to pay all operating expenses of the Fund with the exception of brokerage fees and commissions, taxes, interest, fees and expenses of Trustees who are not officers, directors or employees of CMIA or its affiliates, distribution (12b-1) and/or shareholder servicing fees, and any extraordinary non-recurring expenses that may arise, including, but not limited to, litigation expenses.
[4]	Effective as of January 11, 2011, the administration fee of Columbia Masters International Equity Portfolio was changed from 0.00% to 0.020%.

In addition to the asset-based fee set forth above, the Registrant shall reimburse CMIA and any sub-administrator engaged pursuant to Part Four: (5) for certain reasonable out-of-pocket expenses incurred by them in connection with the performance of their respective duties hereunder.

Reimbursable out-of-pocket expenses shall include the following: reasonable costs associated with postage (including overnight services), telephone, telecommunications (including facsimiles), duplicating, pricing services and forms and supplies and such other out-of-pocket expenses as the parties may agree to from time to time, including those set forth in this Agreement.

[x]	Prior to October 22, 2010, the annual fee rate was 0.012% for Columbia Asset Allocation Fund II.

CFMIT

For services rendered pursuant to this Agreement, the Registrant will pay CMIA an administration fee, computed daily and payable monthly, based on the annual rate of the Fund’s daily net assets equal to (i) the amount listed under the caption “Administration Fee” in the table below for the Fund less (ii) the amount paid by the Fund to State Street Bank and Trust Company (“State Street”) pursuant to the Accounting Services Agreement and the Financial Reporting Services Agreement during the period, but excluding amounts paid to State Street as reimbursement for out-of-pocket expenses and charges, including fees payable to third parties, such as for pricing the Fund’s portfolio securities, incurred in the performance of services by State Street under such Agreements.

Fund	Administration Fee
Columbia International Value Master Portfolio	0.05%

In addition to the asset-based fee set forth above, the Registrant shall reimburse CMIA and any sub-administrator engaged pursuant to Part Four: (5) for certain reasonable out-of-pocket expenses incurred by them in connection with the performance of their respective duties hereunder.

Reimbursable out-of-pocket expenses shall include the following: reasonable costs associated with postage (including overnight services), telephone, telecommunications (including facsimiles), duplicating, pricing services and forms and supplies and such other out-of-pocket expenses as the parties may agree to from time to time, including those set forth in this Agreement.

CFVIT I

For services rendered pursuant to this Agreement, the Registrant will pay CMIA an administration fee, computed daily and payable monthly, based on the annual rate of each Fund’s daily net assets equal to (i) the amount listed under the caption “Administration Fee” in the table below for the Fund less (ii) the amount paid by the Fund to State Street Bank and Trust Company (“State Street”) pursuant to the Accounting Services Agreement and the Financial Reporting Services Agreement during the period, but excluding amounts paid to State Street as reimbursement for out-of-pocket expenses and charges, including fees payable to third parties, such as for pricing the Fund’s portfolio securities, incurred in the performance of services by State Street under such Agreements.

Fund	Administration Fee
Columbia Marsico Growth Fund, Variable Series	0.23%
Columbia Marsico Focused Equities Fund, Variable Series	0.23%
Columbia Marsico 21st Century Fund, Viable Series	0.23%
Columbia Marsico International Opportunities Fund, Variable Series	0.22%
Columbia High Yield Fund, Variable Series	0.08%[5]
Columbia Mid Cap Growth Fund, Variable Series*	0.23%

In addition to the asset-based fee set forth above, the Registrant shall reimburse CMIA and any sub-administrator engaged pursuant to Part Four: (5) for certain reasonable out-of-pocket expenses incurred by them in connection with the performance of their respective duties hereunder.

Reimbursable out-of-pocket expenses shall include the following: reasonable costs associated with postage (including overnight services), telephone, telecommunications (including facsimiles), duplicating, pricing services and forms and supplies and such other out-of-pocket expenses as the parties may agree to from time to time, including those set forth in this Agreement.

[5]	Effective as of October 27, 2010, the administration fee of Columbia High Yield Fund, Variable Series was changed from 0.23% to 0.08%.

*	Effective as of the dates indicated below, the fee rate(s) for the indicated Funds will be as set forth below:

Schedule I

FUNDS	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)					EFFECTIVE DATE
	$0 - $500	>$500 - $1,000	>$1,000 - $3,000	>$3,000 - $12,000	>$12,000
Columbia Large Cap Core Fund	0.060%	0.055%	0.050%	0.040%	0.030%	March 1, 2011
Columbia Large Cap Enhanced Core Fund	0.060%	0.055%	0.050%	0.040%	0.030%	July 1, 2011
Columbia Large Cap Value Fund	0.060%	0.055%	0.050%	0.040%	0.030%	July 1, 2011
Columbia Mid Cap Growth Fund, Variable Series	0.060%	0.055%	0.050%	0.040%	0.030%	March 1, 2011
Columbia Mid Cap Value Fund	0.060%	0.055%	0.050%	0.040%	0.030%	April 30, 2011
Columbia Multi-Advisor International Equity Fund	0.080%	0.075%	0.070%	0.060%	0.050%	April 1, 2011
Columbia Overseas Value Fund	0.080%	0.075%	0.070%	0.060%	0.050%	July 1, 2011
Columbia Short Term Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	March 1, 2011
Columbia Short Term Municipal Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011
Columbia Small Cap Value Fund II	0.080%	0.075%	0.070%	0.060%	0.050%	July 1, 2011

Schedule II

FUNDS	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)					EFFECTIVE DATE
	$0 - $250	>$250 - $1,000	>$1,000 - $3,000	>$3,000 - $12,000	>$12,000
Columbia California Intermediate Municipal Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011
Columbia Georgia Intermediate Municipal Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011
Columbia Maryland Intermediate Municipal Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011
Columbia North Carolina Intermediate Municipal Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011
Columbia South Carolina Intermediate Municipal Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011
Columbia Virginia Intermediate Municipal Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011

Schedule III

FUNDS	FEE RATES ON ALL ASSETS(1)	EFFECTIVE DATE
Columbia LifeGoal Balanced Growth Portfolio	0.02%	May 1, 2011
Columbia LifeGoal Growth Portfolio	0.02%	May 1, 2011
Columbia LifeGoal Income and Growth Portfolio	0.02%	May 1, 2011
Columbia LifeGoal Income Portfolio	0.02%	May 1, 2011

Schedule IV

FUNDS	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)			EFFECTIVE DATE
	$0 - $500	>$500 - $1,000	>$1,000
Columbia Convertible Securities Fund	0.060%	0.055%	0.050%	July 1, 2011

(1)	Annual rates based on a percentage of the Fund’s average daily net assets.